UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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    BY RULE 14A-6(E)(2))

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                               LUCENT TECHNOLOGIES INC.
-------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


-------------------------------------------------------------------------------
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    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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







|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    4) Date Filed:

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



The following material was used by company employees and other advisors following the public announcement of the entry into a merger agreement by Lucent Technologies Inc. and Alcatel:


                 LUCENT Q106 GUIDANCE/PUBLIC DISCLOSURE SUMMARY
                             (UPDATED FOR Q106 10-Q)

NOTE: THIS IS A SUMMARY OF PUBLICLY DISCLOSED INFORMATION.
-------------------------------------------------------------------------------
REMINDER: REG FD PROHIBITS SELECTIVE DISCLOSURE OF MATERIAL NON-PUBLIC INFORMATION TO SECURITIES ANALYSTS, INSTITUTIONAL INVESTORS, MARKET PROFESSIONALS, OR OTHER INVESTORS UNDER CIRCUMSTANCES IN WHICH IT IS REASONABLY FORESEEABLE THAT THESE OTHER INVESTORS WILL TRADE IN LUCENT SECURITIES. PER LUCENT'S REG FD DISCLOSURE POLICY ALL INTERACTION WITH SECURITIES ANALYSTS, INSTITUTIONAL INVESTORS, MARKET PROFESSIONALS, OR OTHER INVESTORS MUST BE COORDINATED AND MONITORED BY A MEMBER OF THE INVESTOR RELATIONS TEAM.

FY2006 OUTLOOK
o WE ARE CURRENTLY IN OUR QUIET PERIOD AND CANNOT COMMENT ON GUIDANCE PER COMPANY POLICY


NEW DISCLOSURES FROM THE FYQ106 10-Q
o    $18M of $22M in "Other"-segment revenue relates to Intellectual Property
     (10-Q)

REVENUE BY REGION: (in millions) (10-Q)

                                                       QUARTER ENDED 12/31/05
                                                    --------------------------
                                                      TOTAL     % OF TOTAL
                                                    --------------------------
US                                                     1,343               66%

Other Americas (Canada, Caribbean & Latin America)       186                9%

EMEA (Europe, Middle East & Africa)                      301               15%

APaC (Asia Pacific & China)                              217               11%
------------------------------------------------------------------------------
CONSOLIDATED                                           2,047              100%
==============================================================================


CUSTOMER CONCENTRATION
o    Two customers accounted for 41% of total consolidated revenues in Q106
     (10-Q)
     o Verizon, including Verizon Wireless accounted for 26% of consolidated revenues in Q106 (10-Q)
     o    Sprint accounted for 15% of consolidated revenues in Q106 (10-Q)
o Two customers accounted for 65% of total Mobility and Applications revenues (10-Q)
o Including these two customers, the five largest Mobility and Applications customers accounted for 79% of revenues in Q106 (10-Q)
o Substantially all of Mobility Access Solutions revenues are currently generated from CDMA technology (10-Q)
o    Five customers accounted for 40% of MNS revenues in Q106 (10-Q)
o    Five customers accounted for 46% of CCS revenues in Q106 (10-Q)
o    Five customers accounted for 49% of Services revenues in Q106 (10-Q)







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                                     LUCENT TECHNOLOGIES
Investor Relations - March 2006    PROPRIETARY& RESTRICTED          Page 1 of 6

                 LUCENT Q106 GUIDANCE/PUBLIC DISCLOSURE SUMMARY
                             (UPDATED FOR Q106 10-Q)

REVENUES - LIMIT COMMENTS TO THE FOLLOWING:
-------------------------------------------------------------------------------
REVENUE BY SEGMENT: (in millions)

                                                      QUARTER ENDED 12/31/05
                                                    --------------------------
                                                       US     INT'L     TOTAL
                                                    --------------------------
Mobility Access and Application Solutions             763      182       945

Multimedia Network Solutions                          166      229       395

Converged Core Solutions                               70       75       145

Services                                              322      218       540

Other                                                  22        0       22*
----------------------------------------------------------------------------
CONSOLIDATED                                        1,343      704     2,047
============================================================================
*$18M of Other relates to Intellectual Property (10-Q)

[NOTE: DO NOT COMMENT ON Q106 ACTUAL REVENUE VS. OUR PLAN OR OUTLOOK]

o Q106 revenues decreased 16 % sequentially driven by lower sales in the US and China
o Revenues in the US decreased 11 %; Non-US revenues decreased 23 % sequentially
o    Geographic mix of 66% US / 34% Non-US

MOBILITY ACCESS AND APPLICATIONS SOLUTIONS:
o    Includes CDMA, UMTS, WiMax, and applications
o    Revenues decreased by 13% sequentially
     o US revenues declined by 6 % driven primarily by lower sales of applications products
     o Non-US revenues decreased by 33 % due primarily to lower CDMA sales in China
o Two customers accounted for 65% of total Mobility and Applications revenues (10-Q)
o Including these two customers, the five largest Mobility and Applications customers accounted for 79% of revenues in Q106 (10-Q)
o Substantially all of Mobility Access Solutions revenues are currently generated from CDMA technology. (10-Q)

MULTIMEDIA NETWORK SOLUTIONS:
o    Includes optical, data and access networking
o    Revenues decreased 16% sequentially
     o US and Non-US revenues decreased 17% and 15% respectively over the prior quarter due primarily to a $60M decline in optical sales, which were particularly strong in Q405
o Data & Access revenues were $194M; Optical revenues were $201M for the quarter
o    Five customers accounted for 40% of MNS revenues in Q106 (10-Q)

CONVERGED CORE SOLUTIONS:

o    Includes both legacy voice and next-gen IMS/VoIP core products

o    Revenues decreased by 39% sequentially

     o US revenues decreased 37% due largely to a decline in sales of legacy voice products

     o Non-US revenues decreased 40% due primarily to lower sales of PHS products in China


                                     LUCENT TECHNOLOGIES
Investor Relations - March 2006    PROPRIETARY& RESTRICTED          Page 2 of 6

                 LUCENT Q106 GUIDANCE/PUBLIC DISCLOSURE SUMMARY
                             (UPDATED FOR Q106 10-Q)

o Circuit switching and PHS revenues in Q1 declined $72M sequentially and accounted for ~50% [$68M] and ~20% [$27M] of total Converged Core revenues, respectively
o    Five customers accounted for 46% of CCS revenues in Q106 (10-Q)

SERVICES:
o Includes maintenance, deployment, professional, managed services, and network operations software
o Revenues decreased by 9% sequentially driven primarily by a decline in revenue related to professional and maintenance services, which offset an increase in deployment services revenue related to a large US network deployment
o    On a sequential basis, US revenues decreased 6%; non-US revenues decreased
     13%
o    Five customers accounted for 49% of Services revenues in Q106 (10-Q)
o FY2005 Services breakdown: Professional 32%,Deployment 29%,Maintenance ------ 38%, Managed (Not significant) (10-K)

GROSS MARGIN RATE - LIMIT COMMENTS ON GROSS MARGIN RATES TO THE FOLLOWING:
-------------------------------------------------------------------------------
o    Q106 gross margin rate 42%, a decrease of 4 percentage points from Q405
o    Sequential decrease due largely to lower volume
o Services gross margin rate of 27%, down 3 points compared to the prior quarter due to lower volume and an unfavorable services mix
[NOTE: WE DID NOT DISCLOSE QUARTERLY GROSS MARGIN RATES FOR PRODUCT SEGMENTS]

OPERATING  EXPENSES - LIMIT COMMENTS ON OPERATING  EXPENSES TO THE FOLLOWING:
-------------------------------------------------------------------------------
o    Reported $940M, an increase of $130M sequentially
o Q106 included litigation charges of $283M related almost exclusively to the Winstar charge

SEGMENT OPERATING INCOME/(LOSS) - LIMIT COMMENTS ON OPERATING INCOME TO THE
FOLLOWING:
-------------------------------------------------------------------------------
o MOBILITY ACCESS & APPLICATIONS SOLUTIONS - decreased by $90M to $317M due primarily to a lower gross margin, which was partially offset by lower expenses

o MULTIMEDIA NETWORK SOLUTIONS - decreased by $48M to $45M sequentially, driven primarily by a lower gross margin, which was offset somewhat by a slight decrease in expenses

o CONVERGED CORE SOLUTIONS - decreased by $16M sequentially to breakeven due primarily to a lower gross margin, which more than offset a slight decrease in expenses

o SERVICES - decreased by $15M to $89M due primarily to a lower gross margin, which offset a decrease in expenses

EARNINGS PER SHARE - LIMIT COMMENTS ON EPS TO THE FOLLOWING:
-------------------------------------------------------------------------------
o As reported (GAAP) loss of $0.02 per share vs. net income of $0.07 per diluted share in Q405
o Significant items in Q106 had a net unfavorable impact of about $0.06 per diluted share related to the Winstar judgment
o Q405 EPS included the positive impact of $0.02 related to certain discrete income tax items, primarily non-US valuation allowance releases and favorable prior year audit settlements



                                     LUCENT TECHNOLOGIES
Investor Relations - March 2006    PROPRIETARY& RESTRICTED          Page 3 of 6

                 LUCENT Q106 GUIDANCE/PUBLIC DISCLOSURE SUMMARY
                             (UPDATED FOR Q106 10-Q)

o Since we reported a net loss this quarter, there was no dilutive effect of stock options, warrants and convertible securities on our share count; both basic and diluted shares were about 4.5B

LIQUIDITY
-------------------------------------------------------------------------------
o    As of 12/31/05, Cash and marketable securities totaled $4.38B
o As a result of the Winstar judgment, we used approximately $300M of cash to collateralize a letter of credit that was issued during January 2006 - the judgment is being appealed to the U.S. District Court for the District of Delaware (10-Q)

OTHER KEY TOPICS
-------------------------------------------------------------------------------
RECOGNITION OF STOCK COMPENSATION (in accordance with FAS123R)
o    Recognized $24M in stock compensation expense ($21M in opex; $3M in costs)
o    Q405 stock compensation expense of $5M related to restricted stock units
     (RSU's)

HEADCOUNT
o As of 12/31/05, there are approximately 30,200 employees, a decline of about 300 from 9/30/05
o Reflects a decline of almost 600 in the US and adds of almost 300 in non-US regions

TAX EXPENSE
o Recognized $16M of income taxes in Q106 primarily attributed to non-US earnings; US deferred income taxes were not recognized during the quarter due to the US pretax loss resulting primarily from the Winstar charge

SEGMENT OVERVIEW
o    WIRELESS:
     - Large NAR CDMA wireless operators to continue adding network capacity throughout 2006; also to be building out new markets
     - Mobile operators to start migrating towards EV-DO REV A later in the year

o    WIRELINE:
     - See increased interest in our Ethernet services, especially in metropolitan applications
     - Customers are deploying our integrated optical and data solutions to provide optical transport, Ethernet aggregation and Ethernet switching for the next generation video distribution applications
     - Encouraged with the progress we've made with an IPTV trial in the CALA region
     - Making progress in growing our professional services and network integration business in Europe, as these and other services capabilities serve as an excellent entry into EMEA customers, where we have little or no installed base

o    SERVICES:
     - Transition from legacy to IP networks is driving significant demand for LWS network integration
     - See substantial activity around network transformation services which plays to our strengths in transcending traditional outsourcing and managed services





                                     LUCENT TECHNOLOGIES
Investor Relations - March 2006    PROPRIETARY& RESTRICTED          Page 4 of 6

                 LUCENT Q106 GUIDANCE/PUBLIC DISCLOSURE SUMMARY
                             (UPDATED FOR Q106 10-Q)


IMS
o We have announced IMS contracts with 8 customers - announced IMS customers that we can point to are AT&T (formerly SBC Communications), BellSouth, Cingular, Netia, O2, PAETEC and Sprint
o 77 trials underway with 16 customers including Verizon, who is conducting an extensive lab trial of a wide range of elements from our IMS portfolio
o IMS is more of a longer-term play in terms of revenue, but our early leadership in this space has positioned us well for when we expect revenues to ramp in 2007

INFORMATION NOT DISCLOSED:
-------------------------------------------------------------------------------

REMINDER: REG FD PROHIBITS SELECTIVE DISCLOSURE OF MATERIAL NON-PUBLIC INFORMATION TO SECURITIES ANALYSTS, INSTITUTIONAL INVESTORS, MARKET PROFESSIONALS, OR OTHER INVESTORS UNDER CIRCUMSTANCES IN WHICH IT IS REASONABLY FORESEEABLE THAT THESE OTHER INVESTORS WILL TRADE IN LUCENT SECURITIES. ALL INTERACTION WITH SECURITIES ANALYSTS, INSTITUTIONAL INVESTORS, MARKET PROFESSIONALS, OR OTHER INVESTORS MUST BE COORDINATED AND MONITORED BY A MEMBER OF THE INVESTOR RELATIONS TEAM.

REVENUE:
-------------------------------------------------------------------------------
o    Did not comment on Q106 actual revenue vs. outlook or plan for the quarter
o We have not disclosed specific guidance for Q206 or FY 2006 by region, by product or by customer.
o    Did not disclose percentage of revenue from China for Q106
o    Did not comment on revenue expectations by specific customer or contract
o We have not disclosed the names of customers or countries associated with the Q106 revenue
     (However, we did say that the delay of 3G license awards in China could continue to have a negative impact in future network deployments in that country)

GROSS MARGIN RATES:
-------------------------------------------------------------------------------
o Did not disclose Mobility, Multimedia or Converged Core historical quarterly gross margin rates or expectations of future gross margin rates by segment. However, we disclosed FY2005 annual segment gross margins in SEC Form 10-K: Mobility 54%, INS 32%, and Services 27%
o    Did not disclose gross margin rates by product
o Did not comment on gross margin rate expectations by specific customer or contract.
o Did not disclose dollar amount or % impact of specific line items (i.e.; mix, cost reductions, certain new products) on gross margin rate

EARNINGS PER SHARE:
-------------------------------------------------------------------------------
o    No Outlook Statements on Profitability

OTHER: DIRECT ALL QUESTIONS ON THE FOLLOWING TOPICS TO IR STAFF
-------------------------------------------------------------------------------
Guidance - Revenue, Gross Margin Rate, Operating Expenses and EPS
Pension and Other Post-Retirement Benefits, Expected Cash Expenditures, Net Pension Credit
Balance Sheet Recapitalization, Exchanges/Buy-Backs
Dilution
Litigation
Foreign Corrupt Practices Act (FCPA) issues in China and Saudi
Taxes (DTA's, Refunds, etc.)
Headcount
Vendor Financing





                                     LUCENT TECHNOLOGIES
Investor Relations - March 2006    PROPRIETARY& RESTRICTED          Page 5 of 6

                 LUCENT Q106 GUIDANCE/PUBLIC DISCLOSURE SUMMARY
                             (UPDATED FOR Q106 10-Q)



SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This presentation contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this presentation, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.
      Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.
      Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.